Contract No.: zc20090105

Finished Oil Sales Contract

Party A: Chuanyu Branch of China Petroleum and Chemical Sales Co., Ltd.
Party B: Xi’an City Baorun Industrial Development Co., Ltd.

Pursuant to the Contract Law of the People’s Republic of China, and relevant laws and regulations, based on equal and mutual benefits, and same value considerations, through negotiations, both parties execute the contract.

1.	Item (hereinafter “Oil Product” ), Amount and Price:

Arrival Stop (Harbor)	Item	Amount	Price
Tianhui Town	Gasoline	30000	Fluctuate in line with market conditions
Tianhui Town	Diesel	10000	Fluctuate in line with market conditions

Note: The supply amount is the actual shipping amount.

2.	Standard of Quality:

The gasoline of the Oil Product set forth in this contract reaches the standard of GB17930-2006. In the event both parties cannot reach agreements to the quality, it shall base on the examination report rendered by the quality examination institution of Sichuan. In the event the quality of Oil Product has problems, Party A is entitled to reject the Oil Product, and Party B shall assume all of the results.

3.	Delivery of Oil Product:

The delivery of the items shall be in accordance with the chart listed above. Tanhui oil tank is responsible for the accepting and unloading work.

4.	Standard of Measurement and Exhaust

Railway transportations are based on the measurement of loaded cars. The measurement is executed in accordance with the “Measurement and Management Standard of the Headquarter of China Petroleum and Chemical Corporation”. In the event the exhaust of transportation is within 3‰, both parties make up a deficiency to each other; n the event the exhaust exceeds the aforesaid standard, Party B shall assume.

5.	Payment:

Using the delivery and one ticket system as the payment method, the price of payment is the delivered price. Party A shall pay off the payment after receiving the Oil Product and A.V.T. invoices.

6.	Alteration and Cancellation

6.1	Both Parties may negotiate to change or cancel the contract. The alteration or cancellation of the contract shall be in writing.

6.2	In the event the followings occur, either party may unilaterally cancel the contract:

6.2.1	Due to the force majeure, the purpose of the contract cannot be realized.

6.2.2	Without the other party’s written consent, one party transfers rights and obligations of the contract in part or in whole to a third party.

6.3	After the contract is cancelled, the payment, clearance and dispute provisions of the original contract survive and still are effective.

6.4	The party that cancels the contract shall perform the obligation to notify the other party when cancelling the contract.

7.	Breach

7.1
In the event the quality of Oil Product Party B delivered does not qualify and cause losses of Party A and the third party, Party B shall compensate all losses incurred to Party A, and be responsible for replacing the Oil Product having quality problems, pay Party A the penalty, which is 1% of the total amount of the contract. All expenses incurred by replacing the Oil Product shall be assumed by Party B.

7.2
In the event the occurrence of other breaches, the breaching party shall compensate the other party all losses incurred by its breach. In case both parties are at fault, each party shall assume its relevant liabilities.

8.	Force Majeure

8.1
In the event the occurrences of the force majeure, for example, fire, earthquakes, typhoons, floods and natural disasters, and other unforeseeable, unavoidable, and insurmountable events cause the non-performance of the obligations of the contract in whole or in part, the affected party or both parties shall not assume breach liabilities, but shall notify the other party within 48 hours after the occurrence of the force majeure, and provide the other party with valid evidencing documents within 7 days after the occurrence of such events.

8.2	The affected party or both parties shall take actions to mitigate the loss caused by the force majeure to the lowest degree.

9.	Dispute

Any dispute arising from the contract shall be negotiated by both parties. In the event the negotiation fails to resolve the dispute, it shall be submitted to the People’s Court at the place Party A resides.

10.	Effectiveness and Miscellaneous

10.1	The contract becomes effective after both parties sign and seal on the contract.

10.2	In the event any matter is not specified in the contract, both parties may execute supplemental agreements.

10.3	The contract consists of two copies; each party holds one copy.

Party A: Chuanyu Branch of China Petroleum and Chemical Sales Co., Ltd.
Legal Representative or Authorized Person: Li Jun (signature)
(with corporate seal)

Party B: Xi’an City Baorun Industrial Development Co., Ltd.
Legal Representative or Authorized Person: Zhao Yongan (signature)
(with corporate seal)

Execution Date: January 25, 2009